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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  April 30, 1999
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                   Casinovations Incorporated
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       (Exact name of Registrant as specified in charter)

                             Nevada
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         (State or other jurisdiction of incorporation)

        000-25855                         91-1696010
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 (Commission File Number)      (IRS Employee Identification No.)

6744 South Spencer Street, Las Vegas, Nevada              89119
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(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (702) 733-7195
                                                   --------------

                         Not Applicable
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  (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

      On April 29, 1999, Casinovations Incorporated, a Nevada corporation (the "Company"), appointed Bob L. Smith as the Company's Chairman of the Board. Although health reasons caused the Mr. Huson to step down as the Company's Chairman of the Board, Mr. Huson continues to be a director of the Company. In addition, on the same date, the Company appointed two additional members to the Company's Board of Directors, Richard S. Jaslow and Jill Bayless. The Company's Board of Directors currently consists of eight members.

      As discussed in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on March 26, 1999 under Part I, "Item 3. Legal Proceedings," the Company received a letter from a stockholder which purchased 200,000 shares of the Company's common stock (the "Disputed Shares")
issued in conjunction with the Company's offering for 1,500,000 shares of the Company's common stock. Although the stockholder's subscription agreement was accepted by the Company on December 4, 1998 and although the Disputed Shares were issued to the stockholder on December 14, 1998, the stockholder asserted that it has the right to rescind said subscription agreement and that it desired to rescind said subscription agreement. On March 24, 1999, the Company agreed to rescind the subscription on or before April 30, 1999 and provide payment of $450,000 to the stockholder. On April 30, 1999, pursuant to this agreement with the stockholder, the Company rescinded the subscription agreement and provided payment of $450,000 to the stockholder. The Company currently intends to cancel the shares thereby reducing the Company's outstanding shares of common stock.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements of Businesses Acquired.

           Not Applicable.

      (b)  Pro Forma Financial Information.

           Not Applicable.

      (c)  Exhibits.

           Not Applicable.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           CASINOVATIONS INCORPORATED
                                  (Registrant)



Date:  May 3, 1999         By: /s/ Steven J. Blad
                               --------------------------------
                               Steven J. Blad
                               President and Chief Executive
                               Officer